EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



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                                              Jurisdiction of
                    Name                       Incorporation         Ownership
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AirWater Corporation                             Florida              100%
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AirWater Patents Corp.                           Florida              100%
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Air Water Fridges & Freezers Corp.               Florida              100%
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Atmospheric Water Technology, Inc.                Texas                92%
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Digital Way S.A.                                  Peru                 27%
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Millennium Electric TOU, Ltd.                    Israel               100%
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Misa Water International, Inc.                   Florida              100%
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Solar One Corporation                            Florida              100%
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Solar Style, Ltd.                                Israel               100%
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Solar Style Inc.                                 Florida              100%
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